Exhibit 10.34

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”) is entered into as of the 30th day of September, 2004, by and among [REDACTED] CORPORATION, a [REDACTED] corporation (the “Borrower”); COMDIAL CORPORATION (the “Creditor”); and AFFINITY BANK OF [REDACTED] (the “Bank”).

BACKGROUND

A. The Bank and the Borrower are parties to a loan agreement dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Loan Agreement.

B. Pursuant to the terms and provisions of the Loan Agreement, the Bank has extended credit to the Borrower in the form of a Term Loan in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), and a Line of Credit Loan in the original principal amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (individually and collectively, the “Loans”).

C. The Creditor has extended or shall extend to the Borrower certain extensions of credit in the form of an Eight Hundred Thousand and 00/100 Dollar ($800,000.00) loan (any loan and/or security documents, agreements instruments, notes, or judgments evidencing any claim and/or security of the Creditor against the Borrower, collectively, the “Creditor Documents”).

D. The Bank and the Creditor desire to set forth their respective rights and obligations with respect to the Borrower under the Loan Agreement, the Creditor Documents, and the other Loan Documents.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

“Obligations” means all liabilities, obligations, covenants and duties of the Borrower under the Loans; and all Obligations as defined in the Loan Agreement, including, in each case, any interest or other amounts accruing or arising subsequent to the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower whether or not such interest or other amount is allowed as a claim in any such case, proceeding or other action.

“Collateral” means any collateral now or in the future securing the Obligations.

“Subordinated Debt” means any loans, advances, fees, debts, liabilities, obligations, seller financing, covenants and duties owing by the Borrower to the Creditor of any kind or nature, present or future, whether or not evidenced by any note, guaranty, real estate agreement of sale, or other instrument, whether arising under any agreement, instrument or document, by reason of an extension of credit, real estate sale, loan or guarantee, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising (including any such obligations purchased or otherwise acquired by the Creditor), whether consisting of principal, interest, expense payments, attorneys’ fees and costs whether arising or created pursuant to the Creditor Documents or otherwise, including, without limitation, that certain obligation in the original principal amount of $800,000.00. Notwithstanding the above, or any other provision in this Agreement, Subordinated Debt shall not include any obligations or payments made in the ordinary course of business between the Borrower and the Creditor.

2. Subordination.

(a) Subject to Section 3 hereof, the Creditor hereby irrevocably subordinates and postpones the payment of and the time of any principal loan payment, and lien priority, of all the Subordinated Debt and all claims, judgments, liens and demands arising therefrom, to the Obligations and all mortgages, judgments, liens and/or encumbrances securing the Obligations, and directs that the Obligations be paid in full before the Subordinated Debt. Notwithstanding the above, or any other provision in this Agreement, the Bank consents to the Borrower making current interest only payments to the Creditor on the Subordinated Debt under the terms of the Creditor Documents, but not prepayment of interest to the Creditor, for the term of the Subordinated Debt ending no later than September 30, 2005, so long as the Borrower is not in default under the Loans.

(b) The Creditor shall: (i) make notations in the Creditor Documents and on the books of the Creditor beside all accounts or on such other statements evidencing or recording any Subordinated Debt to the effect that such Subordinated Debt is subject to the provisions of this Agreement; (ii) furnish the Bank, upon the Bank’s reasonable request from time to time, a statement of the account between the Creditor and the Borrower representing the Subordinated Debt and copies of the Creditor Documents; and (iii) give the Bank, upon its reasonable request, full and free access to the Creditor’s books pertaining only to such accounts with the right to make copies thereof. Each and every Creditor Document shall bear a legend as set forth in Section 11(c) hereof.

3. Security. The Borrower shall not, without the prior written consent of the Bank, grant to the Creditor, and the Creditor shall not take any lien on, or security interest in, any of the Borrower’s property, now owned or hereafter acquired or created, except for such property set forth in the Creditor Documents on or before the effective date of this Agreement.

4. Standby Limitation. Notwithstanding any breach or default by the Borrower under the Creditor Documents, the Creditor shall not at any time or in any manner: (a) proceed in any way to enforce any claims he has or may have against the Borrower under the Subordinated Debt or otherwise, or (b) contest, protest or object to any action taken by the Bank under the Loan Agreement, the Loan Documents or otherwise, unless and until the Obligations have been fully and indefeasibly paid and satisfied in full.

5. Bankruptcy of Borrower. In the event a petition or action for relief shall be filed by or against the Borrower under any federal bankruptcy statute in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, receivership, general assignment for the benefit of creditors, moratorium, creditor composition, arrangement or other relief for debtors, the Bank’s claims (secured or unsecured) against the assets or estate of the Borrower for repayment of the Obligations shall be indefeasibly paid in full before any payment is made to the Creditor on the Subordinated Debt, whether such payment is in cash, securities or any other form of property or rights. The Bank may, in its discretion, file a proof of claim for or collect the Creditor’s claims first for the benefit of the Bank, to the extent of the unpaid Obligations and then for the benefit of the Creditor (but without creating any duty or liability to the Creditor other than to remit to the Creditor distributions, if any, actually received in such proceedings after the Obligations have been paid and satisfied in full) directly from the receiver, trustee, custodian, liquidator or representative of the Borrower’s estate in such proceeding. The Borrower and the Creditor shall furnish all assignments, powers or other documents requested by the Bank to facilitate such direct collection by the Bank.

6. Receipt of Payments by the Creditor. Should the Creditor directly or indirectly receive any principal loan payment or distribution on the Subordinated Debt prohibited by the provisions of this Agreement or any Collateral or proceeds thereof, prior to the full and indefeasible payment and satisfaction of the Obligations between the Bank on the one hand, and the Borrower on the other, such Creditor will deliver the same to the Bank in the form received (except for the endorsement or assignment of the Creditor where necessary), for application to the Obligations in accordance with the Loan Agreement and the Loan Documents. Until so delivered, the Creditor shall hold the same, in trust, for the Bank as property of the Bank, and shall not commingle such property with any other property held by the Creditor. In the event the Creditor fails to make any such endorsement or assignment, the Bank, or any of its officers or employees on behalf of the Bank, is hereby irrevocably authorized in its own name or in the name of the Creditor to make such endorsement or assignment and is hereby irrevocably appointed as the Creditor’s attorney-in-fact for those purposes. Notwithstanding the foregoing, the Creditor may accept, and the Borrower shall be permitted to make, regularly scheduled payments on account of the subordinated indebtedness unless and until there occurs a default or an Event of Default under any of the Creditor Documents.

7. Creditor’s Rights and Authority.

(a) The Creditor hereby consents that at any time and from time to time, without further consent of or notice to the Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, the Bank may, in accordance with the terms of the Loan Agreement or the Loan Documents: (i) renew, compromise, extend, expand, postpone, waive, accelerate, terminate, change the payment terms of, or otherwise modify the Obligations or amend, renew, replace or terminate the Loan Agreement or the Loan Documents or any and all other agreements now or hereafter related to the Obligations; (ii) extend credit to the Borrower in whatever amount on a secured or unsecured basis or take other support for the Obligations and exchange, enforce, waive, sell, transfer, collect, adjust or release any such security or other support or any part thereof; (iii) apply any and all payments or proceeds of such security or other support and in any order or manner as the Bank, in its sole discretion, may determine; and (iv) release or substitute any party liable on the Obligations, any guarantor of the Obligations, or any other party providing support for the Obligations.

(b) This Agreement will not be affected, impaired or released by any delay or failure of the Bank to exercise any of its rights and remedies against the Borrower or any guarantor or under any of the Obligations or against any Collateral, by any failure of the Bank to take steps to perfect or maintain its lien on, or to preserve any rights to, any Collateral by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or guarantee therefor, or by any other event or circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower, the Creditor or any other subordinated creditor. The Creditor hereby waives demand, presentment for performance, protest, notice of dishonor and of protest with respect to the Subordinated Debt and the Collateral, notice of acceptance of this Agreement, notice of the making of any of the Obligations and notice of default under any of the Obligations.

(c) Nothing in this Agreement will obligate the Bank to grant credit to, or continue financing arrangements with, the Borrower.

8. Continuing Agreement. This is a continuing agreement and will remain in full force and effect until all of the Obligations and the Creditor’s obligations and undertakings to the Bank have been fully performed and indefeasibly satisfied and until the Loan Agreement and all of the Loan Documents have been terminated. This Agreement will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned by the Bank upon insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all as though such payment had not been made.

9. No Challenge to Liens. The Creditor agrees that it will not make any assertion, claim or argument in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Bank.

10. Order of Proceedings. Nothing in this Agreement is intended to compel the Bank or the Creditor at any time to declare the Borrower in default or compel the Bank to proceed against or refrain from proceeding against any Collateral in any order or manner. All rights and remedies of the Bank with respect to the Collateral, the Borrower, and any other obligors concerning the Obligations are cumulative and not alternative.

11. Replacement Financing; Assignment of Subordinated Debt.

(a) The provisions hereof shall inure to the benefit of any financial institution obtained by the Borrower or the Bank to provide replacement, working capital, or other financing for the Borrower in place of the Bank, as the case may be, regardless of whether any such replacement lender provides its own financing or succeeds to the Bank’s financing by assignment. If requested by such replacement lender, the Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Agreement.

(b) The Creditor also agrees that as a prior condition of any assignment of any of his interests under any of the Creditor Documents, the Creditor shall require the assignee to acknowledge this Agreement and agree, in writing, to be bound by the terms and conditions hereof.

(c) Each and every Creditor Document, and/or pleadings entering judgment thereon, shall bear the following legend, or a similar legend acceptable to Bank, in boldface type:

This document or instrument is subject to the terms of a Subordination Agreement in favor of Affinity Bank of [REDACTED] its successors and assigns. Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

12. Financing of Fiduciary. In the event of a bankruptcy, reorganization, other insolvency or court proceeding for the Borrower, the Bank shall have the option (in its sole and absolute discretion) to continue to provide financing (on terms acceptable to the Bank) of the trustee, other fiduciary, or of the Borrower as a debtor-in-possession, if the Bank, deems such financing to be in its best interests. The subordination and lien priority provisions of this Agreement shall continue to apply to all advances made during the pendency of such court proceedings, so that the Bank shall have a prior lien on all Collateral, created before or during such court proceeding, to secure all Obligations, whether created before or during such court proceeding. The Creditor hereby waives any right he may have to object to financing by the Bank during the pendency of such court proceeding and the Creditor’s consent to such financing shall not be required regardless of whether the court supervising such proceeding approves, grants or allows adequate protection to the Creditor.

13. Investigation of Parties. The Creditor has entered into the Creditor Documents with the Borrower, and the Bank has entered into the Loan Agreement and Loan Documents with the Borrower, and the Creditor and the Bank have entered into this Agreement, each upon its own independent investigation, and each makes no warranty or representation as to each other with respect to the financial condition of the Borrower, or its ability to repay its loans to the Creditor or the Bank in the future. Nothing in this Agreement shall be deemed to constitute this Agreement as a security or create a joint venture or partnership between the Creditor and the Bank for any purpose.

14. Improper Action by Creditor. If the Creditor or the Borrower, contrary to this Agreement, makes, attempts to or threatens to allow the Creditor to exercise his remedies against the Borrower under the Creditor Documents, or makes any principal loan payment or takes any action contrary to this Agreement, the Bank may restrain or enjoin the Creditor and the Borrower from so doing, it being expressly understood and agreed by the Creditor and the Borrower that: (i) the Bank’s damages from their actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Creditor and the Borrower waive any defense or claim that the Bank cannot demonstrate damages or can be made whole by the awarding of damages.

15. Indemnification of the Bank. The Creditor agrees to indemnify and to hold the Bank, its officers, directors, agents and employees harmless for any and all losses, damages, liabilities, expenses and obligations, including reasonable attorneys’ fees and expenses, as they arise, relating to actions of the Creditor taken contrary to this Agreement.

16. Scope of this Agreement. The terms of this Agreement relate solely to the Creditor’s rights under the Creditor Documents and the Subordinated Debt and shall not limit, impair, or otherwise affect any other rights, duties or obligations of the Creditor with respect to the Borrower, including without limitation, the Creditor’s rights, duties and obligations as a member, officer, employee or agent of the Borrower.

17. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery with a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:	[REDACTED]
[REDACTED]
[REDACTED]
[REDACTED]
Attention: [REDACTED]

To the Creditor:	Comdial Corporation
106 Cattlemen Road
Sarasota, FL 34232
Attention: Mr. Ken Clinebell, Chief Operating Officer and Chief Financial Officer

To the Borrower:	[REDACTED]
[REDACTED]
[REDACTED]
[REDACTED]
Attention: [REDACTED], President

18. Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Nothing in this Agreement is intended to modify, alter, reduce or impair any rights which the Bank or the Creditor may have against the Borrower under the Loan Agreement and the Loan Documents or the Creditor Documents, respectively, or under any other agreement between them, or any of them, and the Borrower.

19. Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or the Creditor therefrom, will be effective unless made in a writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

21. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

22. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

23. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower, the Creditor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank and the Creditor at any time may assign this Agreement in whole or in part. No claims or rights are intended to be created hereunder for the benefit of the Borrower or any alleged third party beneficiary hereof.

24. Interpretation. In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Borrower or by more than one party as Creditor, the obligations of such persons or entities hereunder will be joint and several.

25. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of [REDACTED]. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of [REDACTED], excluding its conflict of laws rules. Borrower and the Creditor hereby irrevocably consent to the exclusive jurisdiction of any state or federal court in the Commonwealth of [REDACTED]; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or the Creditor individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The parties hereto agree that the venue provided above is the most convenient forum for each of the parties. The Borrower and the Creditor waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

26. WAIVER OF JURY TRIAL. THE BORROWER, THE CREDITOR AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER, THE CREDITOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

CREDITOR:

COMDIAL CORPORATION

By:
Name: Ken Clinebell
	Title:	Chief Operating Officer and Chief
Financial Officer

BORROWER:

[REDACTED] CORPORATION

By:
Name: [REDACTED]
Title: President

BANK:

AFFINITY BANK OF [REDACTED]

By:
Name: [REDACTED]
Title: Vice President

COMMONWEALTH OF [REDACTED]	:
	:	ss.
COUNTY OF [REDACTED]	:

On this, the      day of                     , 2004, before me,                                 , the undersigned officer, personally appeared [REDACTED], who acknowledged himself to be the President of [REDACTED] CORPORATION, a [REDACTED] corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:

COMMONWEALTH OF [REDACTED]	:
	:	ss.
COUNTY OF [REDACTED]	:

On this, the      day of                     , 2004, before me,                                 , the undersigned officer, personally appeared KEN CLINEBELL, who acknowledged himself to be the Chief Financial Officer of COMDIAL CORPORATION, and that he as such Chief Financial Officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Chief Financial Officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:

COMMONWEALTH OF [REDACTED]	:
	:	ss.
COUNTY OF [REDACTED]	:

On this, the                  day of                             , 2004, before me, a Notary Public in and for the Commonwealth and County aforesaid, the undersigned officer, personally appeared [REDACTED], who acknowledged himself to be a Vice President of AFFINITY BANK OF [REDACTED], a corporation, and that as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by [REDACTED] as Vice President.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public